UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2026

J. W. Mays, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-3647	11-1059070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Bond Street. Brooklyn, New York	11201-5805
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (718) 624-7400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	MAYS	NASDAQ

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2026, J.W.M. Realty Corp., a wholly owned subsidiary (the “Borrower”) of J.W. Mays, Inc. (the "Company") entered into a loan agreement with Putnam County National Bank of Carmel (the “Lender”) wherein the Borrower has obtained a loan secured by a first mortgage on its Circleville, Ohio property (the “Loan”) due and payable on April 1, 2031 (the “Term Date”). The Company has made an unconditional guarantee of all obligations and liabilities of the Borrower under the Loan. The Borrower borrowed a principal amount of $6,200,000 at a fixed interest rate of 7.00% per annum. The Borrower is required to make a monthly payment of $48,068.53 beginning on May 1, 2026 and shall make the same payment on each and every month thereafter until all the principal and interest is fully paid. Each payment shall first be applied to the interest due at the time, then the balance will be used for the repayment of any money advanced by the Lender for taxes, assessments or insurance and then to the amount borrowed.

The Lender may, but is not obligated, to call the Loan any time after the Term Date and the Loan is payable, in full, on demand beginning on the Term Date. The Borrower is permitted to prepay any outstanding indebtedness; however, any prepayments of indebtedness are subject to a penalty fee equal to (i) 3% of the outstanding principal amount in the first year of the Loan, (ii) 2% of the outstanding principal amount in the second year of the Loan and (iii) 1% of the outstanding principal amount of the third year of the Loan.

The Company used $3,135,704 of the net proceeds from the Loan to repay an existing secured loan with the Lender and the Company intends to use the remaining net proceeds for maintenance, repairs and onboarding of new tenants on various properties. The Company cannot be certain if and when such proceeds will be applied.

Mr. Dean L. Ryder, a member of the Board of Directors of the Company, and chair of the Audit Committee, is affiliated with Putnam County National Bank. The Loan was made on terms generally available to other borrowers of the Lender.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated March 27, 2026, between J.W.M Realty Corp, as borrower, J.W. Mays, Inc., as guarantor and the Putnam County National Bank of Carmel, as lender.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. W. Mays, Inc.

Dated: April 1, 2026	By: Ward Lyke, Jr.
Ward N. Lyke, Jr.
Vice President,
Chief Financial Officer
and Treasurer